Chief Financial Officer
Cavitation Technologies, Inc.
10019 Canoga Avenue
Chatsworth, CA 91311

Re: Waiver of Royalty Payments through June 30, 2011

Dear CFO:

Under the terms of the patent assignment agreement entered into between Roman Gordon and Hydrodynamic Technologies Inc on July 1, 2008 which was subsequently assigned to Cavitation Technologies Inc on May13, 2010, I am entitled to 5% royalties generated from revenues. I am here by waiving my rights to receive royalty payments that have accrued only to the gross revenue that’s made or may occur between May 13, 2010 and June 30, 2011.

Sincerely,

Roman Gordon